Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is made and entered into as of November 3, 2022 (this “Agreement”), by and between LEET TECHNOLOGY INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

RECITALS

WHEREAS, the parties entered into a Purchase Agreement on October 6, 2021 (the “Purchase Agreement”) whereby the Company could issue and sell to the Investor, from time to time as provided therein, and the Investor would purchase from the Company, up to $15,000,000 of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, the parties also entered into a Registration Rights Agreement on October 6, 2021 (the “Registration Rights Agreement,” and collectively with the Purchase Agreement, the “Agreements”) whereby the Company agreed to file and obtain the effectiveness of one or more registration statements registering the resale of shares of Common Stock that may be issued and sold by the Company to the Investor pursuant to the Purchase Agreement;

WHEREAS, the Company and the Investor wish to terminate each of the Agreements by mutual written consent and agreement as provided in this Agreement, effective as of 4:30 p.m., Eastern time, on November 3, 2022 (the “Termination Effective Time”), pursuant to Section 11(b) of the Purchase Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Agreements.

2. Termination of Agreements. The parties hereby mutually consent and agree, pursuant to Section 11(b) of the Purchase Agreement, that each of the Agreements, including without limitation, all representations, warranties, covenants and agreements of the parties therein, other than the indemnification obligations of the Company set forth in Section 9 of the Purchase Agreement and the rights, agreements and obligations set forth in Sections 12(a), 12(m) and 12(n) of the Purchase Agreement, each of which shall survive termination of the Purchase Agreement as set forth in Section 11 of the Purchase Agreement, shall terminate effective at the Termination Effective Time, and shall be void and of no further force and effect whatsoever from and after the Termination Effective Time, without any further action of either of the parties necessary to give effect thereto, and without giving effect to any of the provisions relating to survival of the representations, warranties, covenants and agreements of the parties therein referred to in Section 11 of the Purchase Agreement, other than the indemnification obligations of the Company set forth in Section 9 of the Purchase Agreement and the rights, agreements and obligations set forth in Sections 12(a), 12(m) and 12(n) of the Purchase Agreement, each of which shall survive termination of the Purchase Agreement as set forth in Section 11 of the Purchase Agreement.

3. Exclusivity. In consideration for the Investor’s agreement to terminate the Agreements by mutual agreement as set forth in Section 2 of this Agreement, the Company hereby agrees that from and after the date of this Agreement until the two (2) year anniversary of the Termination Effective Time, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock in an “equity line of credit” or substantially similar transaction, whereby an investor is irrevocably bound to purchase Common Stock from the Company over a period of time at prices based on the market price of the Common Stock at the time of each such purchase, other than pursuant to one or more written agreements between the Company and the Investor (or an affiliate of the Investor) executed after the Termination Effective Time. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

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4. Effect of Termination. Effective at the Termination Effective Time, neither the Company (or its affiliates, directors, officers, employees, agents or other representatives), on the one hand, nor the Investor (or its affiliates or its directors, officers, employees, agents or other representatives), on the other hand, shall have any liability or obligation to each other or any rights or remedies against the other under either of the Agreements, except as provided herein.

5. Due Authorization. Each party hereto hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

7. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

8. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the state and federal courts sitting in the State of Illinois, County of Cook. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the State of Illinois, County of Cook for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b)  irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

9. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Purchase Agreement and the Registration Rights Agreement. This Agreement shall not be assigned by either party (whether pursuant to a merger, by operation of law or otherwise).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

LEET TECHNOLOGY INC.:

By: /s/ Long Ding Jung
Name: Long Ding Jung
Title: Chief Executive Officer

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President

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